OFFICIAL FINAL RESULTS FROM INSPECTOR OF ELECTIONS CONFIRM TICC STOCKHOLDERS SUPPORT ALL OF TICC’S RECOMMENDATIONS

GREENWICH, CT – September 7, 2016 – TICC Capital Corp. (NASDAQ: TICC) (“TICC”, the “Company”, or “we”) today announced that its independent inspector of elections, IVS Associates, Inc. has tabulated the official, final results of the Company’s 2016 Annual Meeting of Stockholders, held on September 2, 2016, in New York City. Accordingly, stockholders have voted not to terminate the Company’s investment advisory contract; and have re-elected Tonia L. Pankopf as a Director of the Board. Additionally, stockholders ratified PricewaterhouseCoopers LLP as TICC’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and approved a change to the Company’s bylaws to implement a majority vote standard for the election of directors in uncontested elections.

Steve Novak, Chairman of TICC, said “We are pleased with the final results and can now turn our complete focus to continuing the progress we have made over the last year, and delivering strong returns for our stockholders.”

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Emily Deissler/Nikki Ritchie/Ben Spicehandler

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247